Exhibit 99.1

NEWS

CONTACT:  Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS YEAR AND FOURTH QUARTER RESULTS
(Loan Growth for 2019 of 9.5%)

SOUDERTON, Pa., January 22, 2020 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the year ended December 31, 2019 of $65.7 million, or $2.24 diluted earnings per share, compared to net income of $50.5 million, or $1.72 diluted earnings per share, for the year ended December 31, 2018. Net income for the quarter ended December 31, 2019 was $15.5 million, or $0.53 diluted earnings per share, compared to net income of $18.4 million, or $0.63 diluted earnings per share, for the quarter ended December 31, 2018.

One-Time Items
The financial results for the year ended December 31, 2019 included a Federal Deposit Insurance Corporation (FDIC) small bank assessment credit of $1.1 million (after-tax benefit of $871 thousand) of which $988 thousand was recognized during the third quarter of 2019 and $114 thousand was recognized during the fourth quarter of 2019. The FDIC credit represented a favorable impact to earnings per share of $0.03 during the third quarter of 2019 and for the year ended December 31, 2019. In addition, the fourth quarter and year ended December 31, 2019 included an expense related to a legal settlement with a former Fox Chase Bank customer of $869 thousand (after-tax charge of $687 thousand), or $0.02 diluted earnings per share.

The financial results for the year ended December 31, 2018 included a net provision for loan and lease losses of $10.9 million (after-tax charge of $8.6 million), or $0.29 diluted earnings per share related to fraudulent activities by employees of a borrower. The second quarter of 2018 included a pre-tax charge to the provision for loan and lease losses of $12.7 million (after-tax charge of $10.1 million), or $0.34 diluted earnings per share, related to this relationship, and the quarter ended December 31, 2018 included a recovery of $1.8 million (after-tax recovery of $1.5 million), which represented $0.05 diluted earnings per share.

The year ended December 31, 2018 included two additional items: a tax-free bank owned life insurance (BOLI) death benefit of $446 thousand during the second quarter of 2018, which represented $0.02 diluted earnings per share, and restructuring costs related to financial center closures of $451 thousand, net of tax, recognized in the first quarter of 2018, which represented $0.02 diluted earnings per share.

Loans
Gross loans and leases increased $380.3 million, or 9.5%, from December 31, 2018 and $134.9 million, or 12.7% (annualized), from September 30, 2019 primarily due to growth in commercial real estate and residential real estate loans.

Deposits
Total deposits increased $468.8 million, or 12.1%, from December 31, 2018 primarily due to an increase in public funds deposits of $201.9 million and increases in commercial and consumer deposits. Total deposits increased $16.8 million, or 1.5% (annualized), from September 30, 2019 primarily due to increases in commercial and consumer deposits partially offset by a seasonal decrease in public funds deposits of $166.3 million.

Net Interest Income and Margin
Net interest income of $169.2 million for the year ended December 31, 2019 increased $11.2 million, or 7.1%, from the prior year. The increase in net interest income for the year ended December 31, 2019 compared to the prior year was primarily due to a 9.8% increase in average loans during the last year. Net interest margin, on a tax-equivalent basis, was 3.59% for the year ended December 31, 2019 compared to 3.72% for the year ended December 31, 2018. The favorable impact of purchase accounting accretion was two basis points for each of the years ended December 31, 2019 and 2018. Excess liquidity reduced net interest margin by approximately eight basis points for the year ended December 31, 2019 compared to one basis point for the year ended December 31, 2018. This excess liquidity was primarily driven by strong deposit balance growth during 2019. Excluding purchase accounting accretion and the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, was 3.65% for the year ended December 31, 2019 and 3.71% for the year ended December 31, 2018.

Net interest margin, on a tax-equivalent basis, was 3.44% for the fourth quarter of 2019, compared to 3.52% for the third quarter of 2019 and 3.72% for the fourth quarter of 2018. The favorable impact of purchase accounting accretion was three basis points for the quarter ended December 31, 2019 compared to no impact for the quarter ended September 30, 2019 and one basis point for the quarter ended December 31, 2018. Excess liquidity reduced net interest margin by approximately 12 basis points for the quarter ended December 31, 2019, compared to 13 basis points for the quarter ended September 30, 2019, and four basis points for the quarter ended December 31, 2018. Excluding purchase accounting accretion and the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, was 3.53% for the quarter ended December 31, 2019 compared to 3.65% for the quarter ended September 30, 2019 and 3.75% for the quarter ended December 31, 2018.

Noninterest Income
Noninterest income for the quarter ended December 31, 2019 was $16.2 million, an increase of $1.8 million, or 12.2%, from the fourth quarter of 2018. Noninterest income for the year ended December 31, 2019 was $65.4 million, an increase of $5.2 million, or 8.7%, from the comparable period in the prior year.

The net gain on mortgage banking activities increased $325 thousand, or 45.6%, for the quarter and $821 thousand, or 26.3%, for the year ended December 31, 2019, primarily due to an increase in mortgage volume partially offset by contraction in margins to remain price competitive. Investment advisory commission and fee income increased $212 thousand, or 5.5%, for the quarter and $842 thousand, or 5.6%, for the year ended December 31, 2019, primarily due to new client relationships and appreciation of assets under management. Insurance commission and fee income increased $194 thousand, or 5.7%, for the quarter and $913 thousand, or 5.8%, for the year ended December 31, 2019, primarily due to an increase in premiums for commercial lines and group life and health for the quarter and year ended December 31, 2019 as well as an increase in contingent commission income of $316 thousand for the year ended December 31, 2019. Service charges on deposit accounts increased $314 thousand, or 5.6%, for the year ended December 31, 2019, primarily due to increased fee income on commercial cash management accounts. BOLI income increased $311 thousand for the quarter ended December 31, 2019 primarily due to a decline in the value of the non-qualified annuity portfolio of $287 thousand in the fourth quarter of 2018.

Other income increased $853 thousand for the quarter and $2.4 million for the year ended December 31, 2019. Fees on risk participation agreements increased $407 thousand for the quarter and $1.1 million for the year ended December 31, 2019, driven by increased customer activity. Gain on sale of small business administration (SBA) loans increased $94 thousand for the quarter and $462 thousand for the year ended December 31, 2019 due to increased SBA loan sale activity. Net loss on valuations and sales of other real estate owned was $28 thousand for the year ended December 31, 2019 compared to $626 thousand for the year ended December 31, 2018.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2019 was $37.5 million, an increase of $4.1 million, or 12.2%, compared to the fourth quarter of 2018. Noninterest expense for the year ended December 31, 2019 was $146.1 million, an increase of $8.8 million, or 6.4%, from the prior year.

Salaries, benefits and commissions increased $2.4 million, or 12.2%, for the quarter and $7.8 million, or 9.7%, for the year ended December 31, 2019, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our commercial lending groups and annual merit increases. During the first quarter of 2019, Univest hired a team of eight commercial lenders and support staff to focus on increasing Univest’s presence in Western Lancaster and York Counties. During the second quarter of 2019, a team of three commercial lenders was hired to help expand Univest’s presence in the New Jersey suburbs of Philadelphia. Data processing expense increased $333 thousand, or 14.2%, for the quarter and $1.4 million, or 15.9%, for the year ended December 31, 2019, primarily due to continued investments in customer relationship management software and internal infrastructure improvements as well as outsourced data processing solutions for the year ended December 31, 2019. Other expense included a charge of $869 thousand related to a legal settlement with a former Fox Chase Bank customer.

These increases were partially offset by a decrease in deposit insurance premiums of $1.1 million for the year ended December 31, 2019 due to the previously discussed FDIC small bank assessment credit. Intangible expenses decreased by $107 thousand, or 22.2%, for the quarter and $571 thousand, or 26.4%, for the year ended December 31, 2019 due to a run-off of intangible assets from prior acquisitions. In addition, restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. There were no restructuring costs incurred during 2019. Excluding the FDIC small bank assessment credit, the legal settlement charge and restructuring costs, noninterest expense for the year ended December 31, 2019 increased $9.6 million, or 7.1%.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $39.3 million at December 31, 2019, compared to $40.4 million at September 30, 2019 and $28.1 million at December 31, 2018. The increase in nonperforming assets at December 31, 2019 compared to December 31, 2018 was primarily due to one commercial banking relationship, totaling $11.9 million as of December 31, 2019, which was placed on non-accrual status during 2019.

Net loan and lease charge-offs were $558 thousand during the fourth quarter of 2019 and $2.6 million for the year ended December 31, 2019. The provision for loan and lease losses was $2.2 million for the fourth quarter of 2019 and $8.5 million for the year ended December 31, 2019. Net loan and lease recoveries were $1.9 million during the fourth quarter of 2018, which included the $1.8 million recovery related to the previously discussed commercial loan charge-off. The provision for loan and lease losses was $103 thousand for the fourth quarter of 2018. For the year ended December 31, 2018, net loan and lease charge-offs of $12.5 million and the provision for loan and lease losses of $20.3 million include the previously discussed $10.9 million commercial loan net charge-off.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.85% at December 31, 2019 and September 30, 2019 and 0.81% at December 31, 2018.

Tax Provision
The effective income tax rate was 17.9% for the quarter ended December 31, 2019, compared to an effective income tax rate of 17.6% for the quarter ended December 31, 2018. The effective income tax rate was 17.9% for the year ended December 31, 2019 compared to an effective income tax rate of 16.7% for the year ended December 31, 2018.

Dividend
On December 9, 2019, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2020. This represented a 3.01% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss fourth quarter and year end 2019 results on Thursday, January 23, 2020 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10137953. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through February 23, 2020 by dialing 1-877-344-7529; using Conference ID: 10137953.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.4 billion in assets and $3.8 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2019. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2019
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Assets	$5,375,614	$5,353,611	$5,154,298	$5,035,527	$4,984,347
Investment securities	441,599	448,447	468,833	466,883	473,306
Loans held for sale	5,504	2,893	1,498	921	1,754
Loans and leases held for investment, gross	4,386,836	4,251,933	4,167,904	4,067,879	4,006,574
Allowance for loan and lease losses	35,331	33,662	32,600	31,602	29,364
Loans and leases held for investment, net	4,351,505	4,218,271	4,135,304	4,036,277	3,977,210
Total deposits	4,354,765	4,337,991	4,122,110	4,003,153	3,885,933
Noninterest-bearing deposits	1,279,681	1,198,425	1,166,301	1,103,674	1,055,919
NOW, money market and savings	2,469,074	2,421,466	2,246,372	2,260,795	2,159,937
Time deposits	606,010	718,100	709,437	638,684	670,077
Borrowings	263,596	273,855	304,241	313,083	429,672
Shareholders' equity	675,122	664,299	651,670	637,606	624,133

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Assets	$5,400,533	$5,317,867	$5,170,448	$5,004,253	$4,890,519	$5,224,569	$4,737,772
Investment securities	445,932	460,099	471,422	470,196	464,684	461,841	456,612
Loans and leases, gross	4,280,430	4,170,485	4,123,069	4,017,362	3,894,298	4,148,619	3,776,940
Deposits	4,374,528	4,288,170	4,145,411	3,931,199	3,938,378	4,186,325	3,696,264
Shareholders' equity	672,647	659,523	645,538	631,574	619,204	652,453	612,197

Asset Quality Data (Period End)
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$38,578	$37,368	$25,147	$25,952	$26,208
Accruing loans and leases 90 days or more past due	143	2,488	1,379	636	192
Accruing troubled debt restructured loans and leases	54	54	55	270	542
Total nonperforming loans	38,775	39,910	26,581	26,858	26,942
Other real estate owned	516	495	540	540	1,187
Total nonperforming assets	$39,291	$40,405	$27,121	$27,398	$28,129
Nonaccrual loans and leases / Loans and leases held for investment	0.88%	0.88%	0.60%	0.64%	0.65%
Nonperforming loans and leases / Loans and leases held for investment	0.88%	0.94%	0.64%	0.66%	0.67%
Nonperforming assets / Total assets	0.73%	0.75%	0.53%	0.54%	0.56%

Allowance for loan and lease losses	$35,331	$33,662	$32,600	$31,602	$29,364
Allowance for loan and lease losses / Loans and leases held for investment	0.81%	0.79%	0.78%	0.78%	0.73%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.85%	0.85%	0.85%	0.85%	0.81%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	91.58%	90.08%	129.64%	121.77%	112.04%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	91.12%	84.34%	122.64%	117.66%	108.99%
Acquired credit impaired loans	$264	$568	$569	$693	$695

	For the three months ended,					For the twelve months ended,
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Net loan and lease charge-offs (recoveries)	$558	$468	$1,078	$447	$(1,890)	$2,551	$12,501
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.05%	0.04%	0.10%	0.05%	(0.19%)	0.06%	0.33%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2019
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Interest income	$53,369	$54,300	$54,060	$52,364	$51,239	$214,093	$190,488
Interest expense	10,940	11,655	11,425	10,841	9,862	44,861	32,426
Net interest income	42,429	42,645	42,635	41,523	41,377	169,232	158,062
Provision for loan and lease losses	2,227	1,530	2,076	2,685	103	8,518	20,310
Net interest income after provision	40,202	41,115	40,559	38,838	41,274	160,714	137,752
Noninterest income:
Trust fee income	1,912	1,973	2,054	1,887	1,882	7,826	7,882
Service charges on deposit accounts	1,551	1,513	1,447	1,435	1,516	5,946	5,632
Investment advisory commission and fee income	4,064	4,032	4,055	3,789	3,852	15,940	15,098
Insurance commission and fee income	3,609	3,877	3,941	5,144	3,415	16,571	15,658
Other service fee income	2,229	2,255	2,590	2,267	2,448	9,341	9,332
Bank owned life insurance income	741	743	743	952	430	3,179	3,174
Net gain on sales of investment securities	13	33	7	1	—	54	10
Net gain on mortgage banking activities	1,038	1,629	796	483	713	3,946	3,125
Other income	1,013	544	723	339	160	2,619	262
Total noninterest income	16,170	16,599	16,356	16,297	14,416	65,422	60,173
Noninterest expense:
Salaries, benefits and commissions	21,933	22,758	22,052	21,546	19,544	88,289	80,488
Net occupancy	2,534	2,475	2,601	2,611	2,455	10,221	10,260
Equipment	1,027	1,088	1,065	990	1,014	4,170	4,146
Data processing	2,685	2,624	2,627	2,514	2,352	10,450	9,014
Professional fees	1,475	1,517	1,307	1,264	1,335	5,563	5,391
Marketing and advertising	710	558	786	540	655	2,594	2,642
Deposit insurance premiums	342	(444)	430	452	449	780	1,836
Intangible expense	374	378	417	426	481	1,595	2,166
Restructuring charges	—	—	—	—	—	—	571
Other expense	6,398	5,316	5,493	5,214	5,111	22,421	20,725
Total noninterest expense	37,478	36,270	36,778	35,557	33,396	146,083	137,239
Income before taxes	18,894	21,444	20,137	19,578	22,294	80,053	60,686
Income tax expense	3,384	3,782	3,669	3,499	3,922	14,334	10,143
Net income	$15,510	$17,662	$16,468	$16,079	$18,372	$65,719	$50,543
Net income per share:
Basic	$0.53	$0.60	$0.56	$0.55	$0.63	$2.24	$1.72
Diluted	$0.53	$0.60	$0.56	$0.55	$0.63	$2.24	$1.72
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	29,327,169	29,305,524	29,287,754	29,277,339	29,319,664	29,299,599	29,370,217
Period end shares outstanding	29,334,629	29,312,534	29,294,942	29,272,502	29,270,852	29,334,629	29,270,852

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2019

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Return on average assets	1.14%	1.32%	1.28%	1.30%	1.49%	1.26%	1.07%
Return on average assets, excluding restructuring charges (1), (2)	1.14%	1.32%	1.28%	1.30%	1.49%	1.26%	1.08%
Return on average shareholders' equity	9.15%	10.62%	10.23%	10.32%	11.77%	10.07%	8.26%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	9.15%	10.62%	10.23%	10.32%	11.77%	10.07%	8.33%
Return on average tangible common equity, excluding restructuring charges (1), (2)	12.40%	14.52%	14.10%	14.36%	16.52%	13.82%	11.77%
Net interest margin (FTE)	3.44%	3.52%	3.67%	3.75%	3.72%	3.59%	3.72%
Efficiency ratio (3)	63.0%	60.4%	61.5%	60.5%	59.0%	61.4%	61.9%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	63.0%	60.4%	61.5%	60.5%	59.0%	61.4%	61.6%

Capitalization Ratios
Dividends declared to net income	37.8%	33.2%	35.6%	36.4%	31.9%	35.7%	46.5%
Shareholders' equity to assets (Period End)	12.56%	12.41%	12.64%	12.66%	12.52%	12.56%	12.52%
Tangible common equity to tangible assets (1)	9.60%	9.42%	9.54%	9.47%	9.29%	9.60%	9.29%
Common equity book value per share	$23.01	$22.66	$22.25	$21.78	$21.32	$23.01	$21.32
Tangible common equity book value per share (1)	$17.01	$16.64	$16.20	$15.72	$15.25	$17.01	$15.25

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.02%	9.97%	10.01%	10.10%	10.13%	10.02%	10.13%
Common equity tier 1 risk-based capital ratio	11.03%	11.03%	10.99%	10.93%	10.88%	11.03%	10.88%
Tier 1 risk-based capital ratio	11.03%	11.03%	10.99%	10.93%	10.88%	11.03%	10.88%
Total risk-based capital ratio	13.78%	13.81%	13.79%	13.77%	13.70%	13.78%	13.70%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below tables for additional information.

(a) Restructuring charges	$—	$—	$—	$—	$—	$—	$571
Tax effect on restructuring charges	—	—	—	—	—	—	(120)
(b) Restructuring charges, net of tax	$—	$—	$—	$—	$—	$—	$451

(c) Shareholders' equity	$675,122	$664,299	$651,670	$637,606	$624,133	$675,122	$624,133
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(3,658)	(4,026)	(4,396)	(4,805)	(5,222)	(3,658)	(5,222)
(d) Tangible common equity	$498,905	$487,714	$474,715	$460,242	$446,352	$498,905	$446,352

(e) Total assets	$5,375,614	$5,353,611	$5,154,298	$5,035,527	$4,984,347	$5,375,614	$4,984,347
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(3,658)	(4,026)	(4,396)	(4,805)	(5,222)	(3,658)	(5,222)
(f) Tangible assets	$5,199,397	$5,177,026	$4,977,343	$4,858,163	$4,806,566	$5,199,397	$4,806,566

(g) Average shareholders' equity	$672,647	$659,523	$645,538	$631,574	$619,204	$652,453	$612,197
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (i)	(3,853)	(4,234)	(4,615)	(5,031)	(5,473)	(4,430)	(6,233)
(h) Average tangible common equity	$496,235	$482,730	$468,364	$453,984	$441,172	$475,464	$433,405

(i) Amount does not include servicing rights

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2019			September 30, 2019
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$205,645	$860	1.66%	$213,623	$1,178	2.19%
U.S. government obligations	7,297	37	2.01	14,154	62	1.74
Obligations of state and political subdivisions	35,938	324	3.58	42,465	316	2.95
Other debt and equity securities	402,697	2,684	2.64	403,480	2,519	2.48
Federal Home Loan Bank, Federal Reserve Bank and other stock	30,653	514	6.65	30,857	519	6.67
Total interest-earning deposits, investments and other interest-earning assets	682,230	4,419	2.57	704,579	4,594	2.59
Commercial, financial, and agricultural loans	830,757	9,197	4.39	800,006	9,952	4.94
Real estate—commercial and construction loans	2,040,442	23,526	4.57	1,966,593	23,439	4.73
Real estate—residential loans	966,370	11,566	4.75	956,224	11,570	4.80
Loans to individuals	31,694	458	5.73	31,504	490	6.17
Municipal loans and leases	325,939	3,323	4.04	333,734	3,413	4.06
Lease financings	85,228	1,528	7.11	82,424	1,482	7.13
Gross loans and leases	4,280,430	49,598	4.60	4,170,485	50,346	4.79
Total interest-earning assets	4,962,660	54,017	4.32	4,875,064	54,940	4.47
Cash and due from banks	50,794			53,019
Reserve for loan and lease losses	(34,392)			(33,152)
Premises and equipment, net	57,043			57,881
Operating lease right-of-use assets	34,693			35,238
Other assets	329,735			329,817
Total assets	$5,400,533			$5,317,867
Liabilities:
Interest-bearing checking deposits	$566,904	$941	0.66%	$497,185	$678	0.54%
Money market savings	1,074,066	3,749	1.38	1,004,806	4,112	1.62
Regular savings	798,087	870	0.43	805,632	963	0.47
Time deposits	648,726	3,261	1.99	715,520	3,681	2.04
Total time and interest-bearing deposits	3,087,783	8,821	1.13	3,023,143	9,434	1.24
Short-term borrowings	30,404	63	0.82	32,375	94	1.15
Long-term debt	153,049	795	2.06	167,338	866	2.05
Subordinated notes	94,786	1,261	5.28	94,724	1,261	5.28
Total borrowings	278,239	2,119	3.02	294,437	2,221	2.99
Total interest-bearing liabilities	3,366,022	10,940	1.29	3,317,580	11,655	1.39
Noninterest-bearing deposits	1,286,745			1,265,027
Operating lease liabilities	37,867			38,364
Accrued expenses and other liabilities	37,252			37,373
Total liabilities	4,727,886			4,658,344
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	294,731			294,138
Retained earnings and other equity	220,132			207,601
Total shareholders' equity	672,647			659,523
Total liabilities and shareholders' equity	$5,400,533			$5,317,867
Net interest income		$43,077			$43,285
Net interest spread			3.03			3.08
Effect of net interest-free funding sources			0.41			0.44
Net interest margin			3.44%			3.52%
Ratio of average interest-earning assets to average interest-bearing liabilities	147.43	%		146.95	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2019 and September 30, 2019 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$205,645	$860	1.66%	$89,784	$480	2.12%
U.S. government obligations	7,297	37	2.01	22,307	89	1.58
Obligations of state and political subdivisions	35,938	324	3.58	65,134	553	3.37
Other debt and equity securities	402,697	2,684	2.64	377,243	2,494	2.62
Federal Home Loan Bank, Federal Reserve Bank and other stock	30,653	514	6.65	30,175	468	6.15
Total interest-earning deposits, investments and other interest-earning assets	682,230	4,419	2.57	584,643	4,084	2.77
Commercial, financial, and agricultural loans	830,757	9,197	4.39	782,666	10,322	5.23
Real estate—commercial and construction loans	2,040,442	23,526	4.57	1,766,543	21,309	4.79
Real estate—residential loans	966,370	11,566	4.75	910,620	11,102	4.84
Loans to individuals	31,694	458	5.73	31,902	511	6.35
Municipal loans and leases	325,939	3,323	4.04	323,904	3,160	3.87
Lease financings	85,228	1,528	7.11	78,663	1,407	7.10
Gross loans and leases	4,280,430	49,598	4.60	3,894,298	47,811	4.87
Total interest-earning assets	4,962,660	54,017	4.32	4,478,941	51,895	4.60
Cash and due from banks	50,794			47,429
Reserve for loan and lease losses	(34,392)			(28,499)
Premises and equipment, net	57,043			60,448
Operating lease right-of-use assets	34,693			—
Other assets	329,735			332,200
Total assets	$5,400,533			$4,890,519
Liabilities:
Interest-bearing checking deposits	$566,904	$941	0.66%	$491,749	$708	0.57%
Money market savings	1,074,066	3,749	1.38	889,165	3,372	1.50
Regular savings	798,087	870	0.43	768,825	637	0.33
Time deposits	648,726	3,261	1.99	676,256	2,958	1.74
Total time and interest-bearing deposits	3,087,783	8,821	1.13	2,825,995	7,675	1.08
Short-term borrowings	30,404	63	0.82	56,215	233	1.64
Long-term debt	153,049	795	2.06	140,597	694	1.96
Subordinated notes	94,786	1,261	5.28	94,542	1,260	5.29
Total borrowings	278,239	2,119	3.02	291,354	2,187	2.98
Total interest-bearing liabilities	3,366,022	10,940	1.29	3,117,349	9,862	1.26
Noninterest-bearing deposits	1,286,745			1,112,383
Operating lease liabilities	37,867			—
Accrued expenses and other liabilities	37,252			41,583
Total liabilities	4,727,886			4,271,315
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	294,731			292,342
Retained earnings and other equity	220,132			169,078
Total shareholders' equity	672,647			619,204
Total liabilities and shareholders' equity	$5,400,533			$4,890,519
Net interest income		$43,077			$42,033
Net interest spread			3.03			3.34
Effect of net interest-free funding sources			0.41			0.38
Net interest margin			3.44%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	147.43	%		143.68	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$141,760	$2,876	2.03%	$56,984	$1,101	1.93%
U.S. government obligations	14,665	254	1.73	22,930	364	1.59
Obligations of state and political subdivisions	50,360	1,693	3.36	69,842	2,330	3.34
Other debt and equity securities	396,816	10,406	2.62	363,840	9,024	2.48
Federal Home Loan Bank, Federal Reserve Bank and other stock	31,446	2,154	6.85	30,786	1,965	6.38
Total interest-earning deposits, investments and other interest-earning assets	635,047	17,383	2.74	544,382	14,784	2.72
Commercial, financial, and agricultural loans	815,472	40,496	4.97	793,028	39,156	4.94
Real estate—commercial and construction loans	1,936,073	91,634	4.73	1,689,983	78,498	4.64
Real estate—residential loans	950,743	46,031	4.84	870,846	41,270	4.74
Loans to individuals	31,912	1,976	6.19	30,242	1,866	6.17
Municipal loans and leases	331,831	13,262	4.00	316,280	12,049	3.81
Lease financings	82,588	5,904	7.15	76,561	5,514	7.20
Gross loans and leases	4,148,619	199,303	4.80	3,776,940	178,353	4.72
Total interest-earning assets	4,783,666	216,686	4.53	4,321,322	193,137	4.47
Cash and due from banks	48,877			45,979
Reserve for loan and lease losses	(32,389)			(25,154)
Premises and equipment, net	58,237			61,006
Operating lease right-of-use assets	35,712			—
Other assets	330,466			334,619
Total assets	$5,224,569			$4,737,772
Liabilities:
Interest-bearing checking deposits	$500,295	$2,790	0.56%	$461,676	$1,924	0.42%
Money market savings	995,403	15,843	1.59	764,777	9,137	1.19
Regular savings	802,851	3,660	0.46	798,332	2,357	0.30
Time deposits	677,199	13,276	1.96	601,674	8,768	1.46
Total time and interest-bearing deposits	2,975,748	35,569	1.20	2,626,459	22,186	0.84
Short-term borrowings	56,882	1,012	1.78	144,312	2,420	1.68
Long-term debt	156,366	3,236	2.07	150,032	2,777	1.85
Subordinated notes	94,695	5,044	5.33	94,451	5,043	5.34
Total borrowings	307,943	9,292	3.02	388,795	10,240	2.63
Total interest-bearing liabilities	3,283,691	44,861	1.37	3,015,254	32,426	1.08
Noninterest-bearing deposits	1,210,577			1,069,805
Operating lease liabilities	38,791			—
Accrued expenses and other liabilities	39,057			40,516
Total liabilities	4,572,116			4,125,575
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	293,784			291,148
Retained earnings and other equity	200,885			163,265
Total shareholders' equity	652,453			612,197
Total liabilities and shareholders' equity	$5,224,569			$4,737,772
Net interest income		$171,825			$160,711
Net interest spread			3.16			3.39
Effect of net interest-free funding sources			0.43			0.33
Net interest margin			3.59%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	145.68	%		143.32	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.